MDU RESOURCES GROUP, INC.

              1992 KEY EMPLOYEE STOCK OPTION PLAN

                            (KESOP)

I.   Purpose

The purpose of the MDU Resources Group, Inc. 1992 Key Employee Stock Option Plan (the "Plan") is to motivate key employees of MDU Resources Group, Inc. and its business units to achieve specified long-term performance goals of MDU Resources Group, Inc. or its business units and to encourage ownership by them of the Common Stock of MDU Resources Group, Inc. The Plan accomplishes these objectives through the grant of performance accelerated Stock Options and the opportunity to earn dividend equivalents.

II.  Definitions

The following definitions shall be used for purposes of administering the Plan:

     "Agreement" means a written agreement evidencing each award of Options, which shall contain such terms and be in such form as the Compensation Committee may determine.

     "Board" means the Board of Directors of the Company.

     "Cause" means the (1) continued failure by a Participant to perform his/her duties (except as a direct result of the Participant's Disability) after receiving notification by the Chief Executive Officer of the Company or an individual designated by the Chief Executive Officer (or the Board of Directors of the Company in the case of the Chief Executive Officer) identifying the manner in which the Participant has failed to perform his/her duties, (2) engaging in conduct, which, in the opinion of a majority of the Board of Directors of the Company or a business unit, is materially injurious to the Company, or (3) conviction of any felony.

     "Change of Control" means the earliest of the following to occur: (a) the public announcement by the Company or by any person (which shall not include the Company, any subsidiary of the Company, or any employee benefit plan of the Company or of any subsidiary of the Company) ("Person") that such Person, who or which, together with all Affiliates and Associates (within the meanings ascribed to such terms in the Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such Person, shall be the beneficial owner of twenty percent (20%) or more of the voting stock of the Company outstanding; (b) the commencement of, or after the first public announcement of any Person to commence, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of voting stock aggregating thirty percent (30%) or more of the then outstanding voting stock of the Company; (c) the announcement of any transaction relating to the Company required to be described pursuant to the requirements of
     Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act; (d) a proposed change in constituency of the Board such that, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the stockholders of the Company of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were members of the Board at the beginning of the period; or (e) any other event which shall be deemed by a majority of the Compensation Committee to constitute a "change in control."

     "Common Stock" means the Common Stock, $1.00 par value, of the Company.

     "Company" shall refer to MDU Resources Group, Inc.

     "Companies" shall refer to MDU Resources Group, Inc. and its business units.

     "Compensation Committee" or "Committee" shall be the Compensation Committee of the Board of Directors of the Company or any Committee of the Board performing similar functions as appointed from time to time by the Board.

     "Covered Employee" means any Participant who would be considered a "Covered Employee" for purposes of
     Section 162(m) of the Internal Revenue Code of 1986, as amended.

     "Disability" means the inability of a Participant to perform each and every duty pertaining to the Participant's regular occupation by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

     "Dividend Account" is defined in Section IV.D 6.

     "Effective Date" means the date as of which the Plan is approved by the stockholders of MDU Resources Group, Inc.

     "Eligible Employee" means any key employee of any of the Companies who, in the opinion of the Compensation Committee, has significant responsibility for the continued growth, development and financial success of the Company or any business unit thereof.

     "Exchange" means the New York Stock Exchange.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means the average of the high and low prices for shares of Common Stock traded on the Exchange on the date of the grant of such Option or if no shares are traded on that day, on the next preceding day on which Common Stock was traded on the Exchange.

     "Goals" means the performance goals established by the Committee, which shall be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, earnings before interest, operating ratios, stock price, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios and/or market performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

     "Option" or "Stock Option" means an option to purchase
     Common Stock granted pursuant to the Plan. Options may not be "incentive stock options" as that term is defined in
     Section 422 of the Internal Revenue Code of 1986, as amended.

     "Participants" means those Eligible Employees selected by the Committee for participation in the Plan and includes their beneficiaries as applicable.

     "Performance Cycle" means a time frame established by the Committee pursuant to Section IV.D 4 for the measurement of Goals.

     "Plan" means this MDU Resources Group, Inc. 1992 Key
     Employee Stock Option Plan, adopted by the Board on February
     13, 1992, and approved by the stockholders on April 28, 1992, and as amended from time to time.

     "Termination of Service" means leaving the employ of the Companies for any reason. Transfer between Companies is not a Termination of Service.

     "Trustee" means a trustee chosen by the Committee or any successor trustee selected by the Committee.

III. Administration

Subject to and not inconsistent with the express provisions of the Plan the Committee has the sole and complete discretion to administer and interpret the Plan, including, but not limited to:

     (a) designating the Participants to whom Options are granted under the Plan;

     (b) authorizing the Trustee to grant Options, determining the time(s) when Options are granted and fixing the number of shares of Common Stock underlying each Option granted hereunder;

     (c) determining the terms and conditions of an Option granted (including, but not limited to, the exercise price, any restriction or limitation, the vesting provisions, acceleration of vesting or forfeiture waiver applicable to any Option) and the terms of the related Agreement;

     (d)  determining the conditions of the awarding of Dividend
     Equivalents;

     (e)  establishing Goals and fixing and adjusting the Goals;

     (f)  interpreting the terms and provisions of the Plan;

     (g) adopting, amending, and rescinding rules and regulations relating to the Plan; and

     (h) making all determinations necessary or advisable for the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Companies, the Trustee, and the Plan's Participants.

The Committee may also revise or adjust the vesting provisions (except that the Committee may not extend vesting beyond nine years), Goals and their levels applicable to a Performance Cycle, at any time to take into account, among other things, new Participants, promotions, transfers, terminations, changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the Companies' performances or the impact of extraordinary or unusual items, events, or circumstances or in order to avoid windfalls or hardships.

The Company and/or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations and duties hereunder or with respect to any claim, action, or proceeding or any other matter.

No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or grants made hereunder, and all members and agents of the Committee shall be fully protected by the Company in respect of any such action, determination, or interpretation.

The Committee's determination under the Plan, including without limitation, determinations as to the Participants to receive grants, the terms and provisions of such grants and the Agreement(s) evidencing the same, need not be uniform and may be made by it selectively among the Eligible Employees who receive or are eligible to receive grants under the Plan, whether or not such Eligible Employees are similarly situated.

IV.  General Plan Description

     A.   Overview
     The Plan provides for each Participant to (a) receive grant(s) of Stock Options, (b) have the opportunity to earn dividend equivalents, and (c) have the opportunity to achieve accelerated vesting of Stock Options and receive additional grants of Stock Options based upon the achievement of Goals established by the Committee over a designated Performance Cycle.

     B.   Eligibility
     On or after the Effective Date, subject to the provisions of the Plan, the Committee shall, from time to time, select from eligible employees Participants to whom options are to be granted. At the time of selection, the Committee shall specify the terms and conditions of the Participant's grant of Options.

     C.   Authorization
     The total number of shares of Common Stock as to which Options may be granted may not exceed 800,000 shares; if any unexercised options lapse or terminate for any reason, the shares underlying the Options may be made subject to Options granted to other Participants. In the event of the declaration of a Common Stock dividend and/or Common Stock split, reclassification or analogous change in the capitalization or any distributions (other than regular cash dividends) to holders of record of Common Stock, an appropriate adjustment shall be made to the total number of shares as to which Options may be granted under the Plan to any Participant, to the number of shares subject to Options, and to the exercise price.

     Shares of Common Stock delivered under this Plan may be authorized but unissued shares of Common Stock, treasury stock, shares of Common Stock purchased on the open market and held by the Trustee, or shares of Common Stock from the 1983 Key Employees' Stock Option Plan.

     D.   Individual Limitations
     Subject to adjustment as provided in Section IV(C), the total number of shares of Common Stock with respect to which Options may be granted in any calendar year to any Covered Employee shall not exceed 150,000 shares, and the aggregate number of dividend equivalents that a Covered Employee may receive in any calendar year shall not exceed $1,500,000.

     E.   Stock Options and Dividend Equivalents

     (1)  Grants
     Each Participant shall receive a grant of Options on the date she or he becomes a Participant. The Committee shall determine the size of the grant to each Participant. Participants may receive subsequent grants of Options when and as directed by the Committee.

     (2)  Exercise Price and Term
     The exercise price for an Option granted under the Plan is the Fair Market Value of the Company's Common Stock on the date of the Option grant. An Option granted shall generally have a term of ten years commencing from the date of grant, subject to the provisions of Sections V and VI and to the general discretion of the Committee set forth in Section III.

     (3)  Vesting and Accelerated Vesting Provisions
     No Option may be exercised before it has vested. Generally Option grants have a vesting period (before accelerated vesting) of nine years subject to the provisions of Section VI and to the general discretion of the Committee set forth in Section III. The vesting period for all or a portion of Options granted to a Participant may be accelerated by the Committee subject to the achievement of Goals for a Performance Cycle.

     (4)  Performance Cycle and Goals
     The Committee shall fix the starting and ending dates of each Performance Cycle. The minimum term shall be six months; the maximum term shall be nine years. A Performance Cycle will be the time period used in assessing the performance of each of the Companies in comparison to the separate Goals established by the Committee for each of the Companies. Performance Cycles and Goals may vary for each of the Companies.

     (5)  Subsequent Grants; Accelerated Vesting
     Additional grants of Options may be made to Participants at any time. In particular, but not by way of limitation, additional grants of Options may be made to Participants at the beginning of a new Performance Cycle based upon the appropriate Companies' achievement of Goals and the results of accelerated vesting of all or a portion of previous grants. The Committee will have the authority to determine the size and terms of any new Option grant for each Participant.

     (6)  Dividend Equivalents
     At the beginning of each Performance Cycle, a Dividend Account (the "Dividend Account") shall be established for each Participant. If a dividend is declared by the Board on the Common Stock of the Company an equivalent amount shall be accrued in the Dividend Account of each Participant for each share of Common Stock underlying all unvested Options held by the Participant. At the end of each Performance Cycle the Committee in its sole discretion may award an amount between 0 percent and 150 percent of a Participant's Dividend Account based on whether the Goals established for that Performance Cycle were achieved. Any earned portion of a Participant's Dividend Account is paid in cash to that Participant at the end of each Performance Cycle at a date and time determined by the Committee. Any portion of a Participant's Dividend Account not awarded to the Participant by the Committee is forfeited. However, shares of Common Stock underlying unvested Options retain a dividend equivalent and a Participant can earn the value of these dividend equivalents in subsequent Performance Cycles.

     (7)  Exercise of Options
     As provided in paragraph (3) of this section, generally all Options granted to a Participant under the Plan shall vest on the ninth anniversary of the date of grant; provided, however, that if and to the extent the vesting of an Option is accelerated at the end of a Performance Cycle, the Option may thereafter be exercised to the extent that the Option has vested. Any vested Option may be exercised from time to time in part or as a whole, at the discretion of the Participant, from the date of vesting until termination of the Option; no Option shall be exercisable after its expiration date; subject in either case to the provisions set forth in Section V and to the general discretion of the Committee set forth in Section III.

     Options may be exercised by giving written notice of exercise as directed by the Company specifying the number of shares to be purchased. The notice shall be accompanied by provision for payment of the exercise price. Payment may be made in part or in full in cash or by tendering shares of Common Stock already owned by the Participant, based upon the Fair Market Value of the Common Stock on the date the Option is exercised, or through share withholding. Participants may also simultaneously exercise Options and sell the shares of Common Stock thereby acquired and use the proceeds from the sale as payment for the purchase price of the shares.

     (8)  Nonassignability of Options
     Options granted may not be assigned, transferred, or pledged by the Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order.

V.   Termination of Service

     A. Except as set forth below, upon any Termination of Service, unvested Options and any amounts accrued in a Participant's Dividend Account shall be forfeited unless the Committee decides otherwise pursuant to Section III. If a Participant terminates employment with the Company pursuant to Section 5.01 of the Company's Bylaws which provides for mandatory retirement for certain officers on their 65th birthday (or terminates employment with a subsidiary of the Company pursuant to a similar subsidiary Bylaw provision) and the Participant's 65th birthday occurs (i) during the first year of the then current Performance Cycle, all unvested Options and related Dividend Equivalents shall be forfeited; (ii) during the second year of the then current Performance Cycle, determination of whether the Goals have been met for the Performance Cycle will be made by the Committee at the end of the Performance Cycle, and to the extent met, the Options and related Dividend Equivalents will vest based on the percentile achieved, prorated based upon the number of full months elapsed from and including the month in which the current Performance Cycle began to and including the month in which the Participant's 65th birthday occurs; and (iii) during the third year of the then current Performance Cycle, determination of whether the Goals have been met for the Performance Cycle will be made by the Committee at the end of the Performance Cycle, and to the extent met, the Options and related Dividend Equivalents will vest based on the percentile achieved (without proration). Options that are vested shall remain exercisable for the period specified in Section V.E. below. Options and related Dividend Equivalents that do not vest in accordance with the above provisions shall be forfeited.

     B.   Death
     If the Participant dies while still employed, then any vested Options, to the extent that they are then exercisable, may be fully exercised at any time within one
     (1) year (even if this extends the term of the Options) after the date of the Participant's death by the person designated in the Participant's last will and testament or by the personal representative of the Participant's estate.

     C.   Disability
     If the Participant suffers Disability, then any vested Options, to the extent that they are then exercisable, may be fully exercised at any time within one (1) year (even if this extends the terms of the Options) after the date of Disability by the Participant or by a person qualified or authorized to act on behalf of the Participant.

     D.   Cause
     If a Participant's Termination of Service is for Cause, the right to exercise any vested Option shall terminate with such termination of employment. For this purpose, the determination of the Committee as to whether employment was terminated for Cause shall be final.

     E.  Other Termination of Service
     Except as set forth in the next sentence, in the event of the Participant's Termination of Service for reasons other than Death, Disability, or Cause, to the extent that any vested Options are then exercisable, the Participant shall be entitled to exercise the Options for the three (3) month period following such Termination of Service (even if this extends the term of the Options).

     In the event of the Participant's Termination of Service because of retirement at age 65 pursuant to Section 5.01 of the Company's Bylaws, the Participant shall be entitled to exercise Options that have vested or do vest in accordance with Section V.A. above for the three (3) month period following the later of (i) the date of vesting of the Options and (ii) the date of such Termination of Service (even if this extends the term of the Options).

VI.  Change of Control

Upon a Change of Control of the Company, all Options previously granted under the Plan shall become immediately vested and available for exercise. The value of the amounts accrued in the Participant's Dividend Account shall be paid in full at 100 percent of the amount thereof to the Participant in cash upon the Change of Control.

VII. Miscellaneous Provisions

     A.   Unsecured General Creditor
     Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests, or other claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims, or interests in any specified assets of the Company. Any and all of the Company's assets shall be and remain general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to cause shares of Common Stock to be available or to pay benefits in the future.

     B.   No Contract of Employment
     Nothing contained in this Plan nor any related
     Agreement nor any action taken in the administration of the Plan shall be construed as a contract of employment or as giving a Participant any right to be retained in the service of the Company.

     C.   Withholding Taxes
     No later than the date on which a Participant receives Common Stock with respect to any Option exercised or cash with respect to Dividend Equivalents awarded under the Plan, the Participant shall pay in cash to the Company or its delegate or make arrangements satisfactory to the Company regarding the payment of any federal, state, or local taxes required by law to be withheld with respect to any such amounts. The Participant may also make payment (i) by tendering shares of the Common Stock already owned by the Participant, based on the fair market value of the Common Stock on the date the tax is owed or (ii) by having such amounts withheld from the shares of the Common Stock otherwise distributable to him/her upon exercise of his/her Options. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements. The Company or its delegate may deduct any taxes from any payment due to the Participant from the Company to the extent allowed by law.

     D.   Ten Percent Limitation
     No Option shall be granted under this Plan to a Participant if at the time the Option is granted the Participant shall own stock representing more than 10 percent of the combined voting power of all classes of voting stock of the Company.

     E.   Severability
     In the event that any provision of the Plan or any related Agreement is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related Agreement.

     F.   Inurement of Rights and Obligations
     The rights and obligations under the Plan shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Participants and their beneficiaries consistent with the terms of the Plan.

     G.   Amendments
     The Board may at any time amend, suspend, or terminate the Plan including, without limitation, modifications to take into account and comply with any changes in applicable securities or federal income tax laws and regulations, or other applicable laws and regulations; provided, that no modification to the Plan shall increase the number of shares available under the Plan by more than 10 percent without approval of the holders of the Common Stock, except as otherwise permitted under Section IV.C; and provided further, that any such amendment, suspension, or termination must be prospective in that it may not deprive Participants of any Options or rights previously granted under the Plan whether vested or not, without consent of the Participant, except if required by statute or rules or regulations promulgated thereunder.

     H.   Restrictions
     Shares of Common Stock acquired by Participants pursuant to the exercise of Options granted under the Plan shall be subject to such restrictions on transferability and disposition as are required by federal and state security laws and such Participants shall not sell or transfer any shares acquired except in accordance with such laws.

     I.   Legal and Other Requirements
     The obligation of the Company to cause Common Stock to be available under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not limited to the receipt of any necessary approvals by state or federal regulatory bodies, and the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

     J.   Agreements
     Each grant of Options shall be evidenced by an Agreement which shall contain such restrictions, terms and conditions as the Committee may require. Notwithstanding anything to the contrary contained in the Plan, the Company shall not be under any obligation to honor any grants under the Plan to any Participant hereunder unless such Participant shall execute all appropriate Agreements with respect to such Options in such form as the Committee may determine from time to time.

     K.   Applicable Law
     The Plan and any related Agreements shall be governed in accordance with the laws of the State of North
     Dakota.

VIII. Establishment of Trust

The Company may establish with the Trustee a trust consisting of such sums of money or other property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee, all investments made therewith and proceeds thereof and all earnings and profits thereon. The Trustee shall invest funds, if any, advanced by the Company in shares of Common Stock. Upon the exercise of an Option by a Participant, the Trustee shall take Common Stock from the trust or shall purchase Common Stock on the open market or from the Company and deliver certificates for such shares to the Participant.

The Company shall have the right at any time to terminate the trust but such termination shall not affect the rights of any Participant to whom an Option has been granted under the Plan. After effecting all purchases and transfers of Common Stock as are required by the Plan pursuant to the exercise of Options by Participants, the Trustee shall be relieved of all further liability. Termination of the trust shall take effect as of the date the last such transfer is made. Upon such termination any assets remaining in the trust shall be returned to the Company unless other directions are given to the Trustee by the Company.